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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of The Chubb Corporation and Chubb Capital Corporation for the registration of $600,000,000 of debt securities, guaranteed debt securities, common stock, preferred stock, depositary shares and warrants, and to the incorporation by reference therein of our reports dated February 20, 1998, with respect to the consolidated financial statements of The Chubb Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997 and dated March 25, 1998, with respect to the financial statement schedules of The Chubb Corporation included therein, filed with the Securities and Exchange Commission.



                                                    ERNST & YOUNG LLP

                                                /s/ Ernst & Young LLP

New York, New York
September 10, 1998